EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, for the 2003 Directors, Officers and Employees Stock Option and Stock Award Plan of Cormax Business Solutions Inc., of our report dated April 12, 2002, relating to the consolidated financial statements of Cormax Business Solutions Inc. as of December 31, 2001 and December 31, 2000.

Dated: January 16, 2003.

/s/ MICHAEL JOHNSON & CO.

Michael Johnson & Co., LLC

Certified Public Accountants

9175 East Kenyon Ave., Suite 100

Denver, Colorado 80237